Pricing Supplement dated October 28, 2008
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated October 20, 2008)

================================================================================

[RBC LOGO]                                 $2,586,000
                                  Reverse Convertible Notes, each
                   Linked to the Common Stock of a Single Reference Stock Issuer
                             Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus January 5, 2007, the product prospectus supplement dated October 20, 2008 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to seventeen (17) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes"), some of six months ("Six Month Notes"), and some of twelve months ("Twelve Month Notes").The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Issue:                        Senior Medium-Term Notes, Series C

Pricing Date:                 October 28, 2008

Issuance Date:                October 31, 2008

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Deposit Currency              U.S. Dollars

Coupon Payment:               Each coupon will be paid in equal monthly
                              payments. (30/360)

  Coupon Payment Date (s):    The coupon will be paid on the last business day
                              of each month, unless that day is not a business day, in which case the coupon payment date will be the first preceding day that is a business day.
                              The final coupon will be paid on the Maturity
                              Date.


Three Month Notes:

            Valuation Date:   January 27, 2009

             Maturity Date:   January 30, 2009


Six Month Notes:

            Valuation Date:   April 27, 2009

             Maturity Date:   April 30, 2009


Twelve Month Notes:

            Valuation Date:   October 27, 2009

             Maturity Date:   October 30, 2009

Reference Stock:

No.   Principal  Reference Stock                      Ticker   Coupon  Strike  Barrier  Term      Monitoring Method      CUSIP
---   ---------  ---------------                      ------   ------  ------  -------  ----      -----------------      -----
       Amount                                                   Rate    Price   Price
       ------                                                   ----    -----   -----
 999   $75,000   Alcoa Inc.                            AA     16.00%   $10.78    $7.01   3 month   Close of Trading Day   78008GSD5

1000   $27,000   Apple Inc.                            AAPL   28.00%   $99.91   $64.94   3 month   Close of Trading Day   78008GSE3

1003   $45,000   Chesapeake Energy Corporation         CHK    30.50%   $19.47   $13.63   3 month   Close of Trading Day   78008GSH6

1006  $141,000   Freeport-McMoRan Copper & Gold, Inc.  FCX    40.00%   $26.74   $20.06   3 month   Close of Trading Day   78008GSL7

1007  $881,000   General Electric Company              GE     11.75%   $19.49   $11.69   3 month   Close of Trading Day   78008GSM5

1011  $708,000   JPMorgan Chase & Co.                  JPM    19.25%   $37.60   $24.44   3 month   Close of Trading Day   78008GSR4

1018   $25,000   Companhia Vale do Rio Doce            RIO    19.50%   $11.80    $7.08   3 month   Close of Trading Day   78008GSX1

1019   $45,000   Valero Energy Corporation             VLO    21.25%   $16.81   $10.93   3 month   Close of Trading Day   78008GSY9

1020   $30,000   Wells Fargo & Company                 WFC    18.50%   $34.46   $22.40   3 month   Close of Trading Day   78008GSZ6

1023  $196,000   Bank of America Corporation           BAC    20.00%   $23.02   $13.81   6 month   Close of Trading Day   78008GTC6

1025   $92,000   Caterpillar Inc.                      CAT    13.50%   $34.95   $24.47   6 month   Close of Trading Day   78008GTE2

1026   $30,000   CONSOL Energy Inc.                    CNX    23.25%   $24.19   $14.51   6 month   Close of Trading Day   78008GTF9

1029  $165,000   Deere & Company                       DE     20.50%   $33.27   $24.95   6 month   Close of Trading Day   78008GTJ1

1037   $10,000   Noble Corporation                     NE     26.00%   $27.32   $19.12   6 month   Close of Trading Day   78008GTS1

1042   $40,000   Sunoco, Inc.                          SUN    21.00%   $27.21   $16.33   6 month   Close of Trading Day   78008GTX0

1047   $55,000   Goldcorp, Inc.                        GG     17.00%   $16.53   $10.74  12 month   Close of Trading Day   78008GUD2

1050   $21,000   Pfizer Inc.                           PFE    11.25%   $17.82   $14.26  12 month   Close of Trading Day   78008GUG5

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)  the Final Stock Price is less than the
                                   Initial Stock Price; and

                              (ii) (a) for notes subject to Intra-Day
                                   Monitoring, at any time during the Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                   (b) for notes subject to Close of Trading Day Monitoring, on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            As set forth above

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note                   captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated
                              October 20, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated October 20, 2008 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.


                                                             Proceeds to Royal Bank of
                                    Price to Public                   Canada                  Agent's Commission
                                    ---------------                   ------                  ------------------
RevCon#999                                100%                        98.375%                       1.625%
                                        $75,000                      $73,781.25                    $1,218.75

RevCon#1000                               100%                         98.75%                        1.25%
                                        $27,000                      $26,662.50                     $337.50

RevCon#1003                               100%                         98.50%                        1.50%
                                        $45,000                      $44,325.00                     $675.00

RevCon#1006                               100%                        98.375%                       1.625%
                                        $141,000                    $138,708.75                    $2,291.25

RevCon#1007                               100%                        98.375%                       1.625%
                                        $881,000                    $866,683.75                   $14,316.25

RevCon#1011                               100%                        98.375%                       1.625%
                                        $708,000                    $696,495.00                   $11,505.00

RevCon#1018                               100%                         98.50%                        1.50%
                                        $25,000                      $24,625.00                     $375.00

RevCon#1019                               100%                         98.50%                        1.50%
                                        $45,000                      $44,325.00                     $675.00

RevCon#1020                               100%                         98.75%                        1.25%
                                        $30,000                      $29,625.00                     $375.00

                                       P-3

RevCon#1023                               100%                         98.25%                        1.75%
                                        $196,000                    $192,570.00                    $3,430.00

RevCon#1025                               100%                         98.25%                        1.75%
                                        $92,000                      $90,390.00                    $1,610.00

RevCon#1026                               100%                         98.25%                        1.75%
                                        $30,000                      $29,475.00                     $525.00

RevCon#1029                               100%                         98.25%                        1.75%
                                        $165,000                    $162,112.50                    $2,887.50

RevCon#1037                               100%                         98.25%                        1.75%
                                        $10,000                      $9,825.00                      $175.00

RevCon#1042                               100%                         98.25%                        1.75%
                                        $40,000                      $39,300.00                     $700.00

RevCon#1045                               100%                         97.50%                        2.50%
                                        $55,000                      $53,625.00                    $1,375.00

RevCon#1050                               100%                         97.50%                        2.50%
                                        $21,000                      $20,475.00                     $525.00



                         RBC Capital Markets Corporation
                                October 28, 2008

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated October 20, 2008:
     http://sec.gov/Archives/edgar/data/1000275/000121465908002314/
     f101784424b5.txt


Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.



Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.



                                     If the closing         If the closing
                                  market price of the     market price of the
                                    Reference Stock         Reference Stock
                                  does not fall below       falls below the
                                  the Barrier Price on     Barrier Price on
                                   any day during the      any day during the     Hypothetical
                                   Monitoring Period:     Monitoring Period:        Physical
                                                                                    Delivery       Hypothetical
                                     Hypothetical            Hypothetical          Amount as      Cash Delivery
      Hypothetical Final              Payment at              Payment at           Number of        Amount as
   Share Price as Percentage          Maturity as            Maturity as         Shares of the    Percentage of
              of                     Percentage of          Percentage of          Reference        Principal
      Initial Share Price          Principal Amount        Principal Amount          Stock            Amount
      -------------------          ----------------        ----------------          -----            ------
            200.00%                     100.00%                100.00%                n/a               n/a

            175.00%                     100.00%                100.00%                n/a               n/a

            150.00%                     100.00%                100.00%                n/a               n/a

            125.00%                     100.00%                100.00%                n/a               n/a

            100.00%                     100.00%                100.00%                n/a               n/a

             95.00%                     100.00%            Physical or Cash            10             95.00%
                                                           Delivery Amount

             90.00%                     100.00%            Physical or Cash            10             90.00%
                                                           Delivery Amount

             85.00%                     100.00%            Physical or Cash            10             85.00%
                                                           Delivery Amount

             80.00%                     100.00%            Physical or Cash            10             80.00%
                                                           Delivery Amount

             79.50%                       n/a              Physical or Cash            10             79.50%
                                                           Delivery Amount

             50.00%                       n/a              Physical or Cash            10             50.00%
                                                           Delivery Amount

             25.00%                       n/a              Physical or Cash            10             25.00%
                                                           Delivery Amount

              0.00%                       n/a              Physical or Cash            10              0.00%
                                                           Delivery Amount


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated October 20, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated October 20, 2008.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated October 20, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated October 20, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon 78008GSD5 (AA): 3.34% of each stated interest payment (16.00% in total) will be treated as an interest payment and 12.66% of each stated interest payment (16.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GSE3 (AAPL): 3.34% of each stated interest payment (28.00% in total) will be treated as an interest payment and 24.66% of each stated interest payment (28.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GSH6 (CHK): 3.34% of each stated interest payment (30.50% in total) will be treated as an interest payment and 27.16% of each stated interest payment (30.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GSL7 (FCX): 3.34% of each stated interest payment (40.00% in total) will be treated as an interest payment and 36.66% of each stated interest payment (40.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GSM5 (GE): 3.34% of each stated interest payment (11.75% in total) will be treated as an interest payment and 8.41% of each stated interest payment (11.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GSR4 (JPM): 3.34% of each stated interest payment (19.25% in total) will be treated as an interest payment and 15.91% of each stated interest payment (19.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GSX1 (RIO): 3.34% of each stated interest payment (19.50% in total) will be treated as an interest payment and 16.16% of each stated interest payment (19.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GSY9 (VLO): 3.34% of each stated interest payment (21.25% in total) will be treated as an interest payment and 17.91% of each stated interest payment (21.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GSZ6 (WFC): 3.34% of each stated interest payment (18.50% in total) will be treated as an interest payment and 15.16% of each stated interest payment (18.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GTC6 (BAC): 3.35% of each stated interest payment (20.00% in total) will be treated as an interest payment and 16.65% of each stated interest payment (20.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GTE2 (CAT): 3.35% of each stated interest payment (13.50% in total) will be treated as an interest payment and 10.15% of each stated interest payment (13.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GTF9 (CNX): 3.35% of each stated interest payment (23.25% in total) will be treated as an interest payment and 19.90% of each stated interest payment (23.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GTJ1 (DE): 3.35% of each stated interest payment (20.50% in total) will be treated as an interest payment and 17.15% of each stated interest payment (20.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GTS1 (NE): 3.35% of each stated interest payment (26.00% in total) will be treated as an interest payment and 22.65% of each stated interest payment (26.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GTX0 (SUN): 3.35% of each stated interest payment (21.00% in total) will be treated as an interest payment and 17.65% of each stated interest payment (21.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GUD2 (GG): 3.36% of each stated interest payment (17.00% in total) will be treated as an interest payment and 13.64% of each stated interest payment (17.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GUG5 (PFE): 3.36% of each stated interest payment (11.25% in total) will be treated as an interest payment and 7.89% of each stated interest payment (11.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Alcoa Inc. (Alcoa) is engaged in the production and management of primary aluminum, fabricated aluminum, and alumina combined, through its active and growing participation in all aspects of the industry, including technology, mining, refining, smelting, fabricating, and recycling. Alcoa's products are used worldwide in aircraft, automobiles, commercial transportation, packaging, consumer products, building and construction, and industrial applications. Alcoa is a global company operating in 44 countries. In addition, Alcoa has investments and activities in Australia, Brazil, China, Iceland, Jamaica, Guinea, and Russia. Alcoa's operations consist of six worldwide segments: Alumina; Primary Metals; Flat-Rolled Products; Extruded and End Products; Engineered Solutions, and Packaging and Consumer. The Alumina segment primarily consists of a series of affiliated operating entities referred to as Alcoa World Alumina and Chemicals (AWAC).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03610

     o Apple Inc. designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh (Mac), iPod and iPhone compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores. The Company sells to education, consumer, creative professional, business and government customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10030

     o Bank of America Corporation is a bank holding company. Through its banking subsidiaries (the Banks) and various non-banking subsidiaries throughout the United States and in selected international markets, Bank of America provides a diversified range of banking and non-banking financial services and products through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking, and Global Wealth and Investment Management. The Company operates in 32 states, the District of Columbia and 30 foreign countries. In the United States, it serves 59 million consumer and small business relationships with 6,100 retail banking offices, 18,500 automated teller machines (ATMs) and 24 million active online users. It offers services in 13 states. In October 2007, it acquired ABN AMRO North America Holding Company. In July 2007, it acquired U.S. Trust Corporation. In July 2008, Bank of America acquired Countrywide Financial Corp.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06523

               o Banco Bradesco S.A. (Bradesco) is a private-sector (non-government controlled) bank that provides a

     o    Caterpillar Inc. operates in three principal lines of business:
          Machinery, Engines and Financial Products. Machinery deals with the design, manufacture, marketing and sales of construction, mining and forestry machinery. Engines business deals with the design, manufacture, marketing and sales of engines. Financial Products, consists primarily of Caterpillar Financial Services Corporation, Caterpillar Insurance Holdings, Inc., Caterpillar Power Ventures Corporation and their respective subsidiaries. In April 2007, the Company acquired Eurenov S.A.S. In November 2007, it announced the acquisition of the assets of the Blount Forestry Division and assumed product design, development and manufacturing responsibilities. In April 2008, Satyam Computer Services Limited acquired Caterpillar's market research and customer analytics operations.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00768

     o Chesapeake Energy Corporation is a producer of natural gas in the United States (first among independents). It owns interests in approximately 38,500 producing oil and natural gas wells that are producing approximately 2.2 billion cubic feet equivalent (bcfe), per day, 92% of which is natural gas. Its operations are located in the Mid-Continent region, which includes Oklahoma, Arkansas, southwestern Kansas and the Texas Panhandle; the Forth Worth Basin in north-central Texas; the Appalachian Basin, principally in West Virginia, eastern Kentucky, eastern Ohio and southern New York; the Permian and Delaware Basins of West Texas and eastern New Mexico; the Ark-La-Tex area of East Texas and northern Louisiana, and the South Texas and Texas Gulf Coast regions. In August 2008, Chesapeake announced that it has closed the sale of its Arkoma Basin Woodford Shale assets to BP America Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13726

     o CONSOL Energy Inc. (CONSOL Energy) is a multi-fuel energy producer and energy services provider that primarily serves the electric power generation industry in the United States. CONSOL Energy has two principal business units: Coal and Gas. The principal activities of the Coal unit are mining, preparation and marketing of steam coal, sold primarily to power generators and metallurgical coal, sold to metal and coke producers. The Coal unit includes four segments:
          Northern Appalachian, Central Appalachian, Metallurgical and Other Coal. The principal activity of the Gas unit is to produce pipeline quality methane gas for sale primarily to gas wholesalers. On July 31, 2007, CONSOL Energy acquired AMVEST Corporation and certain subsidiaries and affiliates (AMVEST). The coal reserves acquired consist of approximately 160 million tons of low sulfur steam and high-volatile metallurgical coal. In October 2007, it acquired Tri-River Fleeting Harbor Services, Inc. and Tri-River Marine, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14901

     o Deere & Company (John Deere), through its subsidiaries, operates in four business segments. The agricultural equipment segment manufactures and distributes a line of farm equipment and related service parts, including tractors; combine, cotton and sugarcane harvesters; tillage, seeding and soil preparation machinery; sprayers; hay and forage equipment; integrated agricultural management systems technology, and precision agricultural irrigation equipment. The commercial and consumer equipment segment manufactures and distributes equipment, products and service parts for commercial and residential uses. In May 2007, the Company completed the acquisition of LESCO, Inc. In August 2007, the Company completed the acquisition of Ningbo Benye Tractor & Automobile Manufacture Company Limited. In May 2008, the Company acquired T-Systems International, Inc., headquartered in San Diego, California. In June 2008, the Company acquired Plastro Irrigation Systems, Ltd., headquartered in Israel.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04121

     o Freeport-McMoran Copper & Gold Inc., through its wholly owned subsidiary, Phelps Dodge, and its majority-owned subsidiary, PT Freeport Indonesia, is a copper, gold and molybdenum mining company. In North America, the Company has six operating copper mines: Morenci, Bagdad, Sierrita and Safford in Arizona, and Chino and Tyrone in New Mexico, as well as one operating molybdenum mine: Henderson in Colorado. In South America, the Company has four operating copper mines: Cerro Verde in Peru, and Candelaria, Ojos del Salado and El Abra in Chile. The Company owns a 53.56% interest in Cerro Verde, an 80% interest in both Candelaria and Ojos del Salado and a 5% interest in El Abra. It owns 90.64% of PT Freeport Indonesia, including 9.36% owned through its wholly owned subsidiary, PT Indocopper Investama. The Company also operates Atlantic Copper S.A. (Atlantic Copper). Atlantic Copper's operations involve the smelting and refining of copper concentrates.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11307-01

     o General Electric Company (GE) is a diversified technology, media and financial services company. With products and services ranging from aircraft engines, power generation, water processing and security technology to medical imaging, business and consumer financing, media content and industrial products, it serves customers in more than 100 countries. In July 2008, the Company announced the organization of its business into four segments: GE Technology Infrastructure, GE energy infrastructure, GE Capital and Corporate Treasury and NBC Universal.In April 2008, GE Healthcare completed the acquisition of Whatman plc.In August 2008, GE Capital announced the completion of its acquisition of most of CitiCapital, Citigroup's North American commercial leasing and commercial equipment finance business. In September 2008, the Company announced the sale of its Japanese consumer finance business to Shinsei Bank.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00035

     o Goldcorp Inc. (Goldcorp) is a gold producer engaged in gold mining and related activities, including exploration, extraction, processing and reclamation. The Company's assets are comprised of the Red Lake, Porcupine and Musselwhite gold mines in Canada, the Alumbrera gold/copper mine (37.5% interest) in Argentina, the El Sauzal gold mine and Luismin gold/silver mines in Mexico, the Marlin gold/silver mine in Guatemala, the San Martin gold mine in Honduras, the Marigold gold mine (67% interest) and the Wharf gold mine in the United States. On July 24, 2007, Goldcorp sold 25% of the silver produced from its Penasquito project to Silver Wheaton for the life of mine. On January 31, 2007, Goldcorp completed the sale of the San Martin mine in Mexico to Starcore International Ventures Ltd. (Starcore). In September 2008, Goldcorp had completed the acquisition of Gold Eagle Mines Ltd.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12970

     o JPMorgan Chase & Co. is a financial holding company. JPMorgan Chase's principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national bank that is the Company's credit card issuing bank. JPMorgan Chase's principal non-banking subsidiary is J.P. Morgan Securities Inc., its United States investment banking firm. The bank and non-bank subsidiaries of JPMorgan Chase operate nationally, as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks. In January 2008, JPMorgan Chase acquired an additional equity interest in Highbridge Capital Management, LLC. On May 30, 2008, the Company acquired The Bear Stearns Companies Inc. In September 2008, JPMorgan Chase acquired all deposits, assets and certain liabilities of Washington Mutual's (WM) banking operations from the Federal Deposit Insurance Corporation (FDIC).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05805

     o Noble Corporation (Noble) is engaged in contract drilling services worldwide. It performs contract drilling services with its fleet of 62 offshore drilling units located worldwide. This fleet consists of 13 semi-submersibles, three drillships, 43 jackups and three submersibles. The fleet count includes two F&G JU-2000E jackups and three deepwater dynamically positioned semisubmersibles under construction. As of December 31, 2007, approximately 85% of its fleet was deployed internationally. Its other operations include labor contract drilling services, and through November 2007, engineering and consulting services. Its operations are conducted principally in the Middle East, India, United States, Gulf of Mexico, Mexico, the North Sea, Brazil, West Africa and Canada. During the year ended December 31, 2007, Noble completed the rationalization of its technology services division with the sale of the rotary steerable system assets of its Noble Downhole Technology Ltd. subsidiary.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-31306

     o Pfizer Inc. (Pfizer) is a research-based, global pharmaceutical company. The Company discovers, develops, manufactures and markets prescription medicines for humans and animals. It operates in two business segments: Pharmaceutical and Animal Health. The Company also operates several other businesses, including the manufacture of gelatin capsules, contract manufacturing and bulk pharmaceutical chemicals. In January 2008, the Company completed the acquisition of Coley Pharmaceutical Group, Inc., a company whose area of capability is immunotherapy with emphasis on Toll-like receptor research and development. In January 2008, it completed the acquisition of CovX Research LLC. In June 2008, Pfizer completed the acquisition of all remaining outstanding shares of common stock of Encysive Pharmaceuticals, Inc. through a merger of Pfizer's wholly owned subsidiary, Explorer Acquisition Corp., with and into Encysive.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03619

     o Companhia Vale do Rio Doce (Vale) is a metals and mining company. The Company is also a producer of iron ore and iron ore pellets. It also produces bauxite, alumina, aluminum, copper, coal, cobalt, precious metals, potash and other products. Vale operates logistics systems in Brazil, including railroads, maritime terminals and a port, which are integrated with its mining operations. Directly and through affiliates and joint ventures, the Company has investments in the energy and steel businesses. The Company's principal nickel mines and processing operations are carried out by its subsidiary Vale Inco Limited (Vale
          Inco), with mining operations in Canada and Indonesia. Vale operates or have interests in nickel refining facilities in the United Kingdom, Japan, Taiwan, South Korea and China. In April 2007, Vale acquired 100% of AMCI Holdings Australia Pty and formally renamed it Vale Australia Holdings (Vale Australia).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 005-55631

     o Sunoco, Inc. (Sunoco), through its subsidiaries, is principally a petroleum refiner and marketer and chemicals manufacturer with interests in logistics and cokemaking. Sunoco's petroleum refining and marketing operations include the manufacturing and marketing of a full range of petroleum products, including fuels, lubricants and some petrochemicals. Sunoco's chemical operations comprise the manufacturing, distribution and marketing of commodity and intermediate petrochemicals. The petroleum refining and marketing, chemicals and logistics operations are conducted principally in the eastern half of the United States. Sunoco's cokemaking operations are conducted in Virginia, Indiana, Ohio and Vitoria, Brazil.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06841

     o Valero Energy Corporation (Valero) owns and operates 17 refineries located in the United States, Canada and Aruba that produce conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants and other refined products. The Company's principal products include conventional and California Air Resources Board (CARB) gasolines, reformulated gasoline blendstock for oxygenate blending (RBOB), ultra-low-sulfur diesel, and oxygenates and other gasoline blendstocks. Valero also produces a substantial slate of middle distillates, jet fuel, and petrochemicals, in addition to lube oils and asphalt. Valero markets branded and unbranded refined products on a wholesale basis in the United States and Canada through a bulk and rack marketing network. It also sells refined products through a network of approximately 5,800 retail and wholesale branded outlets. Effective July 1, 2007, the Company completed the sale of the Lima, Ohio refinery to Husky Energy Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13175

     o Wells Fargo & Company is a financial holding company and a bank holding company. It is a diversified financial services company. It provides retail, commercial and corporate banking services through banking stores located in 23 states: Alaska, Arizona, California, Colorado, Idaho, Illinois, Indiana, Iowa, Michigan, Minnesota, Montana, Nebraska, Nevada, New Mexico, North Dakota, Ohio, Oregon, South Dakota, Texas, Utah, Washington, Wisconsin and Wyoming. It provides other financial services through subsidiaries engaged in various businesses, principally wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services and venture capital investment. It operates in three segments: Community Banking, Wholesale Banking and Wells Fargo Financial.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979

                             Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for four calendar quarters 2005, 2006 and 2007, the first three quarters of 2008 as well as for the period from October 1, 2008 through October 28, 2008. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                 Alcoa Inc (AA)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               32.29                     28.01                     30.39
   04/01/2005         06/30/2005               31.8                      25.91                     26.13
   07/01/2005         09/30/2005               29.98                     23.81                     24.42
   10/01/2005         12/30/2005               29.84                     22.28                     29.57

   01/01/2006         03/31/2006               32.2                      28.39                     30.56
   04/01/2006         06/30/2006               36.96                     28.55                     32.36
   07/01/2006         09/29/2006               34                        26.6                      28.04
   09/30/2006         12/29/2006               31.33                     26.39                     30.01

   01/01/2007         03/30/2007               36.05                     28.09                     33.9
   03/31/2007         06/29/2007               42.9                      33.63                     40.53
   06/30/2007         09/28/2007               48.77                     30.25                     39.12
   09/29/2007         12/31/2007               40.7                      33.22                     36.55

   01/01/2008         03/31/2008               39.67                     26.69                     36.06
   04/01/2008         06/30/2008               44.77                     33.65                     35.62
   07/01/2008         09/30/2008               35.66                     20.93                     22.58
   10/01/2008         10/28/2008               22.35                      9                        10.78


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Apple Inc (AAPL)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



    Period-           Period-End          High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               45.44                     31.3                      41.67
   04/01/2005         06/30/2005               44.45                     33.11                     36.81
   07/01/2005         09/30/2005               54.56                     36.29                     53.61
   10/01/2005         12/30/2005               75.46                     47.87                     71.89

   01/01/2006         03/31/2006               86.4                      57.67                     62.72
   04/01/2006         06/30/2006               73.8                      55.41                     57.27
   07/01/2006         09/29/2006               77.78                     50.16                     76.98
   09/30/2006         12/29/2006               93.159                    72.6                      84.84

   01/01/2007         03/30/2007               97.8                      81.9                      92.91
   03/31/2007         06/29/2007              127.61                     89.6                     122.04
   06/30/2007         09/28/2007              155                       111.62                    153.47
   09/29/2007         12/31/2007              202.96                    150.63                    198.08

   01/01/2008         03/31/2008              200.26                    115.44                    143.5
   04/01/2008         06/30/2008              192.24                    143.61                    167.44
   07/01/2008         09/30/2008              180.91                    100.59                    113.66
   10/01/2008         10/28/2008              116.4                      85                        99.91


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Chesapeake Energy Corp (CHK)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               23.65                     15.06                     21.94
   04/01/2005         06/30/2005               24                        17.74                     22.8
   07/01/2005         09/30/2005               38.98                     22.9                      38.25
   10/01/2005         12/30/2005               40.2                      26.59                     31.73

   01/01/2006         03/31/2006               35.57                     27.75                     31.41
   04/01/2006         06/30/2006               33.79                     26.81                     30.25
   07/01/2006         09/29/2006               33.76                     28.06                     28.98
   09/30/2006         12/29/2006               34.27                     27.9                      29.05

   01/01/2007         03/30/2007               31.83                     27.27                     30.88
   03/31/2007         06/29/2007               37.75                     30.88                     34.6
   06/30/2007         09/28/2007               37.55                     31.38                     35.26
   09/29/2007         12/31/2007               41.19                     34.9                      39.2

   01/01/2008         03/31/2008               49.87                     34.42                     46.15
   04/01/2008         06/30/2008               68.1                      45.25                     65.96
   07/01/2008         09/30/2008               74                        31.15                     35.86
   10/01/2008         10/28/2008               35.46                     11.99                     19.47


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Freeport-McMoRan Copper & Gold (FCX)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



    Period-           Period-End          High Intra-Day             Low Intra-Day          Period-End Closing
   Start Date            Date              Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005              43.2897                   34.6318                   39.0593
   04/01/2005         06/30/2005              39.7496                   31.0818                   36.9195
   07/01/2005         09/30/2005              48.7921                   36.604                    47.9145
   10/01/2005         12/30/2005              55.5666                   42.8065                   53.0521

   01/01/2006         03/31/2006              64.0964                   46.4551                   58.9391
   04/01/2006         06/30/2006              71.1963                   42.5008                   54.6397
   07/01/2006         09/29/2006              61.4241                   46.9186                   53.26
   09/30/2006         12/29/2006              63.7                      47.6                      55.73

   01/01/2007         03/30/2007              67.19                     48.85                     66.19
   03/31/2007         06/29/2007              85.5                      65.62                     82.82
   06/30/2007         09/28/2007             110.6                      67.07                    104.89
   09/29/2007         12/31/2007             120.2                      85.71                    102.44

   01/01/2008         03/31/2008             107.37                     68.96                     96.22
   04/01/2008         06/30/2008             127.24                     93                       117.19
   07/01/2008         09/30/2008             117.11                     51.21                     56.85
   10/01/2008         10/28/2008              56.75                     22.28                     26.74


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            General Electric Co (GE)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               36.89                     34.95                     36.06
   04/01/2005         06/30/2005               37.34                     34.15                     34.65
   07/01/2005         09/30/2005               35.78                     32.85                     33.67
   10/01/2005         12/30/2005               36.34                     32.67                     35.05

   01/01/2006         03/31/2006               35.63                     32.21                     34.78
   04/01/2006         06/30/2006               35.24                     32.78                     32.96
   07/01/2006         09/29/2006               35.65                     32.06                     35.3
   09/30/2006         12/29/2006               38.49                     34.62                     37.21

   01/01/2007         03/30/2007               38.28                     33.9                      35.36
   03/31/2007         06/29/2007               39.77                     34.55                     38.28
   06/30/2007         09/28/2007               42.07                     36.2                      41.4
   09/29/2007         12/31/2007               42.15                     36.07                     37.07

   01/01/2008         03/31/2008               37.742                    31.65                     37.01
   04/01/2008         06/30/2008               38.52                     26.15                     26.69
   07/01/2008         09/30/2008               30.39                     22.16                     25.5
   10/01/2008         10/28/2008               25.75                     17.27                     19.49


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            JPMorgan Chase & Co (JPM)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               39.69                     34.32                     34.6
   04/01/2005         06/30/2005               36.5                      33.35                     35.32
   07/01/2005         09/30/2005               35.95                     33.31                     33.93
   10/01/2005         12/30/2005               40.56                     32.92                     39.69

   01/01/2006         03/31/2006               42.43                     37.88                     41.64
   04/01/2006         06/30/2006               46.8                      39.33                     42
   07/01/2006         09/29/2006               47.49                     40.4                      46.96
   09/30/2006         12/29/2006               49                        45.51                     48.3

   01/01/2007         03/30/2007               51.95                     45.91                     48.38
   03/31/2007         06/29/2007               53.25                     47.7                      48.45
   06/30/2007         09/28/2007               50.48                     42.16                     45.82
   09/29/2007         12/31/2007               48.02                     40.15                     43.65

   01/01/2008         03/31/2008               49.29                     36.01                     42.95
   04/01/2008         06/30/2008               49.95                     33.96                     34.31
   07/01/2008         09/30/2008               49                        29.24                     46.7
   10/01/2008         10/28/2008               50.63                     32.52                     37.6


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Cia Vale do Rio Doce (RIO)
                                (Mar-02 - Mar-08)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                 ($)                      ($)                        ($)
   ----------            ----                    ---                      ---                        ---
   01/01/2005         03/31/2005                9.1525                   6.3575                     7.9025
   04/01/2005         06/30/2005                8.25                     6.255                      7.32
   07/01/2005         09/30/2005               11.23                     7.275                     10.965
   10/01/2005         12/30/2005               11.4875                   9.1738                    10.285

   01/01/2006         03/31/2006               12.8975                  10.395                     12.1325
   04/01/2006         06/30/2006               14.55                     9.815                     12.02
   07/01/2006         09/29/2006               12.27                     9.58                      10.78
   09/30/2006         12/29/2006               15.23                    10.34                      14.87

   01/01/2007         03/30/2007               19.025                   13.53                      18.495
   03/31/2007         06/29/2007               23.855                   18.435                     22.275
   06/30/2007         09/28/2007               34.61                    17                         33.93
   09/29/2007         12/31/2007               38.32                    29.9                       32.67

   01/01/2008         03/31/2008               37.54                    24                         34.64
   04/01/2008         06/30/2008               44.15                    34                         35.82
   07/01/2008         09/30/2008               35.01                    16.5                       19.15
   10/01/2008         10/28/2008               19.01                     9.99                      11.8


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Valero Energy Corp (VLO)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



    Period-           Period-End          High Intra-Day            Low Intra-Day            Period-End Closing
   Start Date            Date              Price of the              Price of the               Price of the
                                        Reference Stock in        Reference Stock in         Reference Stock in
                                               ($)                       ($)                        ($)
   ----------            ----                  ---                       ---                        ---
   01/01/2005         03/31/2005              38.575                    21.005                     36.635
   04/01/2005         06/30/2005              41.125                    28.9                       39.555
   07/01/2005         09/30/2005              58.625                    39.375                     56.53
   10/01/2005         12/30/2005              58.145                    45.855                     51.6

   01/01/2006         03/31/2006              63.7                      47.99                      59.78
   04/01/2006         06/30/2006              70.75                     55.19                      66.52
   07/01/2006         09/29/2006              68.83                     46.84                      51.47
   09/30/2006         12/29/2006              57.09                     47.52                      51.16

   01/01/2007         03/30/2007              66.02                     47.66                      64.49
   03/31/2007         06/29/2007              77.89                     63.53                      73.86
   06/30/2007         09/28/2007              78.68                     60                         67.18
   09/29/2007         12/31/2007              75.75                     60.8                       70.03

   01/01/2008         03/31/2008              71.12                     44.94                      49.11
   04/01/2008         06/30/2008              55                        39.2                       41.18
   07/01/2008         09/30/2008              40.74                     28.2                       30.3
   10/01/2008         10/28/2008              30.36                     14.59                      16.81


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Wells Fargo & Co (WFC)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



    Period-           Period-End          High Intra-Day            Low Intra-Day            Period-End Closing
   Start Date            Date              Price of the              Price of the               Price of the
                                        Reference Stock in        Reference Stock in         Reference Stock in
                                               ($)                       ($)                        ($)
   ----------            ----                  ---                       ---                        ---
   01/01/2005         03/31/2005              31.375                    29.075                     29.9
   04/01/2005         06/30/2005              31.11                     28.885                     30.79
   07/01/2005         09/30/2005              31.435                    29                         29.285
   10/01/2005         12/30/2005              32.35                     28.81                      31.415

   01/01/2006         03/31/2006              32.755                    30.31                      31.935
   04/01/2006         06/30/2006              34.855                    31.9                       33.54
   07/01/2006         09/29/2006              36.89                     33.355                     36.18
   09/30/2006         12/29/2006              36.99                     34.9                       35.56

   01/01/2007         03/30/2007              36.64                     33.01                      34.43
   03/31/2007         06/29/2007              36.49                     33.93                      35.17
   06/30/2007         09/28/2007              37.99                     32.66                      35.62
   09/29/2007         12/31/2007              37.78                     29.29                      30.19

   01/01/2008         03/31/2008              34.56                     24.38                      29.1
   04/01/2008         06/30/2008              32.4                      23.46                      23.75
   07/01/2008         09/30/2008              44.675                    20.46                      37.53
   10/01/2008         10/28/2008              38.95                     25                         34.46


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Bank of America Corp (BAC)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                 ($)                      ($)                       ($)
   ----------            ----                    ---                      ---                       ---
   01/01/2005         03/31/2005               47.2                      43.4                      44.1
   04/01/2005         06/30/2005               47.44                     43.47                     45.61
   07/01/2005         09/30/2005               46.05                     41.13                     42.1
   10/01/2005         12/30/2005               47.25                     41.38                     46.15

   01/01/2006         03/31/2006               47.24                     42.75                     45.54
   04/01/2006         06/30/2006               50.5                      45.26                     48.1
   07/01/2006         09/29/2006               54                        47.59                     53.57
   09/30/2006         12/29/2006               55.08                     51.32                     53.39

   01/01/2007         03/30/2007               54.21                     48.36                     51.02
   03/31/2007         06/29/2007               52.2                      48.55                     48.89
   06/30/2007         09/28/2007               52.78                     46.52                     50.27
   09/29/2007         12/31/2007               52.96                     40.61                     41.26

   01/01/2008         03/31/2008               45.08                     33.12                     37.91
   04/01/2008         06/30/2008               41.8641                   22.44                     23.87
   07/01/2008         09/30/2008               39.5                      18.44                     35
   10/01/2008         10/28/2008               38.50                     18.99                     23.02


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Caterpillar Inc (CAT)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               49.98                     43.2                      45.72
   04/01/2005         06/30/2005               51.49                     41.305                    47.655
   07/01/2005         09/30/2005               59.88                     47.425                    58.75
   10/01/2005         12/30/2005               59.84                     48.25                     57.77

   01/01/2006         03/31/2006               77.21                     57.05                     71.81
   04/01/2006         06/30/2006               82.03                     64.41                     74.48
   07/01/2006         09/29/2006               75.43                     62.09                     65.8
   09/30/2006         12/29/2006               70.92                     58.82                     61.33

   01/01/2007         03/30/2007               68.43                     57.98                     67.03
   03/31/2007         06/29/2007               82.89                     65.86                     78.3
   06/30/2007         09/28/2007               87                        70.59                     78.43
   09/29/2007         12/31/2007               82.74                     67                        72.56

   01/01/2008         03/31/2008               78.63                     59.6                      78.29
   04/01/2008         06/30/2008               85.96                     72.56                     73.82
   07/01/2008         09/30/2008               75.87                     58.11                     59.6
   10/01/2008         10/28/2008               59.03                     31.95                     34.95


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Consol Energy Inc (CNX)
                                (Apr-99 - Apr-08)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               24.625                    18.58                     23.51
   04/01/2005         06/30/2005               27.495                    20.775                    26.79
   07/01/2005         09/30/2005               38.725                    26.85                     38.135
   10/01/2005         12/30/2005               39.905                    26.8                      32.59

   01/01/2006         03/31/2006               37.705                    30                        37.08
   04/01/2006         06/30/2006               49.09                     35.12                     46.72
   07/01/2006         09/29/2006               48.9                      28.067                    31.73
   09/30/2006         12/29/2006               38.71                     28.69                     32.13

   01/01/2007         03/30/2007               39.9                      29.15                     39.13
   03/31/2007         06/29/2007               49.85                     38.37                     46.11
   06/30/2007         09/28/2007               50.21                     34.37                     46.6
   09/29/2007         12/31/2007               74.18                     45.04                     71.52

   01/01/2008         03/31/2008               84.18                     53.63                     69.19
   04/01/2008         06/30/2008              119.1                      67.33                    112.37
   07/01/2008         09/30/2008              112.23                     36.25                     45.89
   10/01/2008         10/28/2008               44.95                     20.28                     24.19


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Deere & Co (DE)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               37.205                    32.6                      33.565
   04/01/2005         06/30/2005               34.7                      29.35                     32.745
   07/01/2005         09/30/2005               36.99                     29.905                    30.6
   10/01/2005         12/30/2005               35.5                      28.495                    34.055

   01/01/2006         03/31/2006               40                        33.805                    39.525
   04/01/2006         06/30/2006               45.99                     38.1932                   41.745
   07/01/2006         09/29/2006               42.485                    33.45                     41.955
   09/30/2006         12/29/2006               50.7                      41.505                    47.535

   01/01/2007         03/30/2007               58.25                     45.115                    54.32
   03/31/2007         06/29/2007               62.82                     51.585                    60.37
   06/30/2007         09/28/2007               74.95                     56.955                    74.21
   09/29/2007         12/31/2007               93.74                     70.175                    93.12

   01/01/2008         03/31/2008               94.7658                   71.2                      80.44
   04/01/2008         06/30/2008               94.89                     70.16                     72.13
   07/01/2008         09/30/2008               74.18                     46.18                     49.5
   10/01/2008         10/28/2008               49.49                     28.50                     33.27


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Noble Corp (NE)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               29.545                    23.52                     28.105
   04/01/2005         06/30/2005               32.3                      24.405                    30.755
   07/01/2005         09/30/2005               36.36                     29.93                     34.23
   10/01/2005         12/30/2005               37.815                    28.57                     35.27

   01/01/2006         03/31/2006               42.48                     34.505                    40.55
   04/01/2006         06/30/2006               43.08                     31.225                    37.21
   07/01/2006         09/29/2006               38.63                     30.455                    32.09
   09/30/2006         12/29/2006               41.155                    29.255                    38.075

   01/01/2007         03/30/2007               40.775                    33.805                    39.34
   03/31/2007         06/29/2007               49.52                     39.185                    48.76
   06/30/2007         09/28/2007               54.285                    43.475                    49.05
   09/29/2007         12/31/2007               57.64                     46.21                     56.51

   01/01/2008         03/31/2008               58.09                     40.4                      49.67
   04/01/2008         06/30/2008               68.99                     48.5                      64.96
   07/01/2008         09/30/2008               67.12                     39.89                     43.9
   10/01/2008         10/28/2008               43.62                     22.25                     27.32


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Sunoco Inc (SUN)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               53.88                     38.095                    51.76
   04/01/2005         06/30/2005               58.595                    46.08                     56.84
   07/01/2005         09/30/2005               81.49                     57.07                     78.2
   10/01/2005         12/30/2005               85.29                     65                        78.38

   01/01/2006         03/31/2006               97.25                     71.05                     77.57
   04/01/2006         06/30/2006               88.15                     60.34                     69.29
   07/01/2006         09/29/2006               80.45                     57.61                     62.19
   09/30/2006         12/29/2006               69.42                     57.5                      62.36

   01/01/2007         03/30/2007               71.88                     56.68                     70.44
   03/31/2007         06/29/2007               86.4                      70.03                     79.68
   06/30/2007         09/28/2007               85                        60.69                     70.78
   09/29/2007         12/31/2007               78.8                      62.25                     72.44

   01/01/2008         03/31/2008               73.68                     47.93                     52.47
   04/01/2008         06/30/2008               56.9                      36.71                     40.69
   07/01/2008         09/30/2008               49.44                     31.68                     35.58
   10/01/2008         10/28/2008               35.36                     21.30                     27.21


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Goldcorp Inc (GG)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               15.51                     12.85                     14.21
   04/01/2005         06/30/2005               16.1                      12.04                     15.78
   07/01/2005         09/30/2005               21.06                     15.01                     20.04
   10/01/2005         12/30/2005               22.78                     17.49                     22.28

   01/01/2006         03/31/2006               30.44                     22.28                     29.25
   04/01/2006         06/30/2006               41.66                     24.07                     30.22
   07/01/2006         09/29/2006               31.59                     21.63                     23.6
   09/30/2006         12/29/2006               31.47                     20.35                     28.44

   01/01/2007         03/30/2007               29.49                     23.01                     24.02
   03/31/2007         06/29/2007               26.93                     22.36                     23.69
   06/30/2007         09/28/2007               30.99                     21                        30.56
   09/29/2007         12/31/2007               38.11                     29.25                     33.93

   01/01/2008         03/31/2008               46.3                      31.86                     38.75
   04/01/2008         06/30/2008               47.75                     33.83                     46.17
   07/01/2008         09/30/2008               52.65                     24.72                     31.63
   10/01/2008         10/28/2008               33.85                     22.9605                   16.53


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Pfizer Inc (PFE)
                                (Oct-98 - Oct-07)
                                 [CHART OMITTED]



    Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               27.35                     23.8                      26.27
   04/01/2005         06/30/2005               29.21                     25.52                     27.58
   07/01/2005         09/30/2005               27.82                     24.67                     24.97
   10/01/2005         12/30/2005               25.57                     20.27                     23.32

   01/01/2006         03/31/2006               26.84                     23.6                      24.92
   04/01/2006         06/30/2006               25.72                     22.51                     23.47
   07/01/2006         09/29/2006               28.58                     22.16                     28.36
   09/30/2006         12/29/2006               28.6                      23.75                     25.9

   01/01/2007         03/30/2007               27.41                     24.55                     25.26
   03/31/2007         06/29/2007               27.73                     25.23                     25.57
   06/30/2007         09/28/2007               26.15                     23.13                     24.43
   09/29/2007         12/31/2007               25.71                     22.24                     22.73

   01/01/2008         03/31/2008               24.24                     20.19                     20.93
   04/01/2008         06/30/2008               21.6                      17.12                     17.47
   07/01/2008         09/30/2008               20.13                     17.16                     18.44
   10/01/2008         10/28/2008               19.39                     14.31                     17.82


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about October 31, 2008, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated October 20, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                   $2,586,000



                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                October 28, 2008